Exhibit 10.3

Nabriva Therapeutics AG

Amended and Restated Stock Option Plan 2015

I. INTRODUCTION

(A)            On April 2, 2015 the shareholders, the Management Board and the Supervisory Board of Nabriva Therapeutics AG (Nabriva or the Company) resolved to implement a stock option plan under which the Company’s employees, including members of the Management Board, and members of the Supervisory Board are eligible to receive options to purchase Shares of the Company (any recipient of an award of options, a Beneficiary). On 30 June 2015 the shareholders of the Company resolved to amend the stock option plan so implemented by approving this Amended and Restated Stock Option Plan 2015 (the amended and restated plan, as it may be amended from time to time, the SOP 2015).

(B)            Options granted hereunder entitle each Beneficiary to acquire Shares in Nabriva or otherwise settle the options under the conditions set forth herein. Nabriva believes that this SOP 2015 enhances the commitment of the Beneficiaries to contribute to Nabriva’s success by allowing them to participate in the increase in the value of the Company and thereby aligns the interests of the Beneficiaries with those of the Company’s shareholders.

(C)            Each Beneficiary will receive an Accession Statement (the form of which is attached hereto at Annex ./2) informing the Beneficiary of the SOP 2015 and any awards made to the Beneficiary under it. The provisions set forth herein regulate the SOP 2015 in its entirety. If any of the information communicated to the potential participants of the SOP 2015 diverges from this SOP 2015, the provisions of this SOP 2015 shall prevail.

(D)            Options pursuant to this SOP 2015 are neither granted as remuneration nor as bonus in exchange for the performance of Beneficiaries during a specific period. Rather, the participation in the SOP 2015 and the vesting of options pursuant to this SOP 2015 constitute a voluntary benefit of the Company. Following the nature of voluntary benefits these are solely granted to foster the motivation and solidarity of all Beneficiaries.

II. STRUCTURE OF THE STOCK OPTION PLAN

A. Options

Subject to adjustment as set forth in Clause II.D.13 hereof, options may be granted and vested to all Beneficiaries under the SOP 2015 for up to 95,000 Shares (the Overall Number of Options). The number of Shares subject to any option granted to a Beneficiary is set forth on such Beneficiary’s Accession Statement. If an option granted under the SOP 2015 expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or otherwise results in Shares not being issued, the unused Shares shall again be available for the grant of options. Notwithstanding the date and duration of their participation herein and without prejudice to the provisions of this SOP 2015, no person (whether or not he or she is already a Beneficiary under the SOP 2015) shall be entitled to (further) options under this SOP 2015 once the Overall Number of Options are granted, taking into account any permitted share recycling as set forth herein, unless the shareholders of Nabriva resolve upon an increase of the Overall Number of Options.

1.                   Vesting

1.1            The period in which granted options are vested in accordance with the SOP 2015 shall be four years (Vesting Period) unless otherwise determined by the Company; except with respect to options awarded to members of the Supervisory Board, any alternative vesting period determined by the Company must be approved by the Supervisory Board or the Management Board. The Vesting Period with respect to a Beneficiary shall commence on the Date of Participation.

(i)                  Year 1

On the last day of the last calendar month of the first year of the Vesting Period following the Date of Participation, 25% of the options eligible to be vested per Beneficiary shall be vested automatically with that Beneficiary.

(ii)               Year 2, Year 3 and Year 4

During the second, third and fourth years of the Vesting Period following the Date of Participation, the remaining 75% of the options eligible to be vested per Beneficiary shall be vested with that Beneficiary on a monthly pro rata basis (i.e. 2.083% per month). Options eligible to be vested for any given month in years two, three and four of the Vesting Period will be vested automatically on the last day of each calendar month.

1.2            Options shall be vested to Beneficiaries taking maternity leave (Maternity Leave Employees) in accordance with this Clause II.A.1, provided that options shall not be vested during the time the Maternity Leave Employee is on maternity leave

1.3            For the avoidance of doubt, options vested prior to the Maternity Leave Employee having taken maternity leave shall not be forfeited.

2.                   Exercise Price

2.1            The exercise price per option shall be equal to 100% of the Fair Market Value per Share on the Date of Participation (the Exercise Price). If the Management Board, Supervisory Board, or shareholders, as the case may be, approve the grant of an option with an Exercise Price to be determined on a future date, the Exercise Price shall be equal to 100% of the Fair Market Value on such future date.

2.2            Subject to the provisions set forth herein, each vested option entitles a Beneficiary to acquire one Share at the Exercise Price.

2.3            The Company shall pay for any costs arising in connection with the determination of the Exercise Price.

3.                   Exercising vested options

3.1            Options granted under the SOP 2015 shall have a term of no more than 10 years from the Date of Participation.

3.2            Unless otherwise specifically permitted in the Accession Statement or resolved upon by the Management Board with the approval of the Supervisory Board, the exercise of a vested option is only permissible in case of a Liquidity Event or following an initial public offering occurring during the term of the option. In the case of a Liquidity Event occurring prior to an initial public offering of the Company, the Beneficiaries are entitled to exercise their vested options, taking into account any vesting acceleration provided for under Clause II.B.8 hereof, within the six-week period commencing the day after notification of all Beneficiaries of the upcoming Liquidity Event; provided that, if the acquiring or succeeding corporation (or an affiliate thereof) assumes any options in the Liquidity Event, such assumed options may be exercised, to the extent vested in accordance with their terms and Clause II.B.8 hereof, at any time during the remaining term of the option while the Beneficiary is providing services to the acquiring or succeeding corporation (or an affiliate thereof) and within the three-month period following a termination of the Beneficiary’s services to such entity due to a Good Leaver Event. In the case of an initial public offering, the Beneficiaries are entitled to exercise their vested options at any time, following such offering, during the remaining term of the option while the Beneficiary is providing services to the Company and within the three month period following a termination of the Beneficiary’s services due to a Good Leaver Event. The period during which an option may be exercised is the Exercise Period.

3.3            In order to exercise a vested option, the Beneficiary must notify the Company by submitting an exercise notice to the Company in the form of Annex ./3 (the Exercise Notice) one week (or such shorter period as is permitted by the Company) prior to the date he wishes to exercise the option as specified in the Exercise Notice.

3.4            In case of a Liquidity Event, the Beneficiaries will — following their exercise of options — only receive a portion of the remainder, if any, of the proceeds from such Liquidity Event after satisfaction of the holders of certain preferred shares pursuant to liquidation preference agreements as in force at the date of exercise of options, whereas the Beneficiaries will participate in such remainder, if any, pro rata corresponding to their shareholding in the Company (in case Shares would have been transferred to the Beneficiaries); whereas the Company in case of a distributable remainder in its sole discretion may opt to provide the Beneficiaries with Shares in the Company rather than with cash amounts. A Beneficiary’s obligation to deposit the Exercise Price shall be subject to notification by the Company that a distributable remainder exists.

4.                   Rights and restrictions attached to vested options

4.1            The Beneficiaries shall not be entitled to transfer vested options, except to individuals by way of inheritance or bequest. For the avoidance of doubt, Beneficiaries shall also not be entitled to transfer vested options by virtue of bilateral legal transactions causa mortis with or without consideration.

4.2            The Beneficiaries shall not be entitled to grant rights to, encumber or dispose of vested options in any other manner (in particular pledge, transfer by way of security or derivative transactions having the same commercial effect).

4.3            Options do not entitle the Beneficiary to exercise any shareholder rights. The Beneficiary may only exercise shareholder rights if and to the extent he holds Shares.

4.4            In the event of an Insolvency of a Beneficiary, the options not yet exercised by such Beneficiary shall automatically be forfeited.

4.5            Any options not exercised by the end of the Exercise Period shall automatically and finally lapse and be forfeited.

B. Termination of Employment or Board Position

In case a Beneficiary’s services to the Company are terminated, the following shall apply:

5.                   Good Leaver Events

5.1            If a Beneficiary’s service or employment relationship ends during the term of the SOP 2015 due to (and each of the following a Good Leaver Event)

(i)                           retirement due to age or permanent disability (Ausscheiden aufgrund Alters oder dauernder Arbeitsunfähigkeit);

(ii)                        death;

(iii)                     ordinary termination by maintaining the contractual or statutory periods and deadlines (ordentliche Kündigung) by the Company or the Beneficiary;

(iv)                    justified premature resignation with immediate effect (berechtigter vorzeitiger Austritt);

(v)                       unjustified dismissal (ungerechtfertigte Entlassung);

(vi)                    mutual termination (einvernehmliche Auflösung);

(vii)                 expiry of a Management Board or Supervisory Board mandate (Nichtverlängerung eines Mandats);

(viii)              premature revocation of a Management Board or Supervisory Board mandate without good cause (Abberufung ohne wichtigen Grund); or

(ix)                    resignation of a member of the Management Board or Supervisor Board with good cause (Rücktritt aus wichtigem Grund);

all rights and entitlements under the SOP 2015 to the options which have not been vested upon the occurrence of a Good Leaver Event shall be automatically forfeited. For the avoidance of doubt, except as otherwise determined by the Supervisory Board, with respect to members of the Management Board, or the shareholders, with respect to members of the Supervisory Board, none of the events set forth in (vii), (viii) or (ix) shall constitute a termination of services to the extent the board member continues to provide services to the Company as an employee or otherwise.

Options eligible to be vested to a Beneficiary in a fiscal year which are not actually vested in respect of such Beneficiary in that fiscal year shall not be available to that Beneficiary at any other time.

5.2            Beneficiaries with options vested but not exercised at the time of a Good Leaver Event shall retain such options and be entitled to exercise such options according to the provisions set forth herein.

6.                   Bad Leaver Events

6.1            If a Beneficiary’s service or employment relationship with the Company ends during the term of the SOP 2015 due to an event other than a Good Leaver Event (a Bad Leaver Event), all options of the Beneficiary vested but not exercised at the time a Bad Leaver Event occurs shall be forfeited. The revocation of a member of the Management Board pursuant to a vote of non-confidence by the General Assembly (Vertrauensentzug) shall not constitute a Bad Leaver Event as long as no reason for justified dismissal is set by the Beneficiary.

6.2            The Supervisory Board may within its discretion decide whether to grant to a Beneficiary advantages as from a Good Leaver event even though the end of a Beneficiary’s service or employment relationship constitutes a Bad Leaver Event as described in this Clause II.B.6. In case the Beneficiary concerned functions as a member of the Supervisory Board, the shareholders shall decide on the advantages granted to the Beneficiary as set forth above.

7.                   Exercised options

The termination of a service or an employment relationship with the Company shall have no effect on options that were exercised prior to the date of a declaration of termination of the Beneficiary’s services.

8.                   Accelerated Vesting

In case a Liquidity Event occurs, all options outstanding under the SOP 2015 at such time, shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) and any such options that are not yet vested shall continue to become vested in accordance with the original vesting schedule set forth on the Beneficiary’s original Accession Statement. However, each such option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Liquidity Event, the Beneficiary’s services with the Company or the acquiring or succeeding corporation (or an affiliate thereof) is terminated due to a Good Leaver Event. If the acquiring or succeeding corporation (or an affiliate thereof) refuses to assume or substitute substantial equivalent options in accordance with the first sentence of this Clause II.B.8, then all remaining options not yet vested with a Beneficiary at the time of such Liquidity Event shall vest with the Beneficiaries with immediate effect.

C. Duration, Expiry, Amendments to and Termination of
the Stock Option Plan

9.                   Duration and Expiry

9.1            The SOP 2015 shall become effective on upon the registration of the conditional capital increase of the Company resolved upon in the shareholders’ meeting on 30 June 2015 with the commercial register (the Effective Date).

9.2            No options shall be granted under the SOP 2015 after the expiration of 10 years from the Effective Date, but options previously granted may extend beyond that date.

10.            Amendments

10.1     The Management Board, Supervisory Board or shareholders, as the case may be, may amend, modify or terminate any outstanding option. The Beneficiary’s consent to such action shall be required unless (i) the Management Board, Supervisory Board or shareholders, as the case may be, determine that the action, taking into account any related action, does not materially and adversely affect the Beneficiary’s rights under the SOP 2015 or (ii) the change is permitted under Clause II.D.13.

10.2     The Management Board may amend, suspend or terminate the SOP 2015 or any portion thereof at any time; provided that if at any time the approval of the Company’s shareholders is required, including by application of Austrian law, the Management Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the SOP 2015 adopted in accordance with this Clause II.C.10.2 shall apply to, and be binding on the Beneficiaries of, all options outstanding under the SOP 2015 at the time the amendment is adopted, provided the Management Board or shareholders, as the case may be, determine that such amendment, taking into account any related action, does not materially and adversely affect the rights of Beneficiaries under the SOP 2015.

11.            Termination

The Company may terminate any option granted to a Beneficiary under the SOP 2015 for good cause if that Beneficiary breaches significant statutory or contractual obligations in connection with its service or employment relationship with the Company. Such good cause shall be a reason pursuant to sec 75 Austrian Stock Company Act (Aktiengesetz) for members of the Management Board and the Supervisory Board of the Company and pursuant to sec 27 Austrian Employees Act (Angestelltengesetz) for employees of the Company whereby the revocation of a member of the Management Board pursuant to a vote of non-confidence (Vertrauensentzug) by the shareholders shall not constitute such good cause in the meaning of this paragraph as long as no reason for justified dismissal is set by the Beneficiary. To the extent the members of the Management Board are affected, the Supervisory Board shall exercise such termination right. To the extent members of the Supervisory Board are affected, the Company’s shareholders shall be competent to resolve upon such termination by simple majority.

D. Risks

12.            Risks

12.1     Neither the Company nor any shareholder of the Company (or any of their officers, employees or consultants)

(i)                           assumes any responsibility or liability for the development of the value of the market price of the Shares;

(ii)                        warrant, assure or guarantee any increase in value of the Shares, in particular it is neither warranted, assured or guaranteed that a Beneficiary will be able to sell his participation in the Company with a profit in the future nor that no loss will be incurred;

(iii)                     warrant, assure or guarantee a profit of a Beneficiary from this SOP 2015;

(iv)                    makes any representations or warranty and shall have no liability to the Beneficiary or any other person if any provisions of or payments, compensation or other benefits under the SOP 2015 are determined to constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code but do not to satisfy the conditions of that section.

12.2     Each Beneficiary declares with his participation in the SOP 2015 that the participation is voluntary. Each Beneficiary is aware of the fact that he alone bears the risk of a decrease in or total loss of value of his investments. Each Beneficiary accepts the offer to participate in the SOP 2015 at his own risk and assumes any liability relating thereto.

12.3     Each Beneficiary is responsible for obtaining legal and tax advice before participating in the SOP 2015 and for evaluating the tax effects connected with the SOP 2015. Each Beneficiary accepts and declares that he has not been advised by or on behalf of the Company with respect to his participation in the SOP 2015 (in particular regarding legal and tax issues of the participation).

12.4     The Company declares to undertake the best efforts for a risk minimal and tax efficient settlement of this SOP 2015.

D. Miscellaneous

13.            Stock Adjustments

13.1     If, during the term of the SOP 2015, changes to the capital of the Company or restructuring measures have an effect on the capital of the Company, such as a stock split or reverse split of stocks, (together Stock Adjustments) which result in a change in the value of the options, the Company is entitled to adjust the price or the amount of the options respectively, to the extent necessary to compensate changes in value (but not a dilution of shareholding) resulting from any Stock Adjustments. For the avoidance of doubt, this Clause II.D.13 shall not apply to measures, such as future financing rounds, in which new shareholders of the Company are introduced.

13.2     The Supervisory Board decides on an adjustment based on a proposal by the Management Board. After execution of the Stock Adjustments the total value of the granted options shall equal the total value of the options before execution of such Stock Adjustments. The Company will inform the Beneficiaries about the Stock Adjustment and the effective date of the Stock Adjustment.

14.            Agreement in connection with an Initial Public Offering

14.1     Each Beneficiary agrees, in connection with the initial underwritten public offering of Shares pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Shares or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the United States Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of the “lock-up” period.

15.            No business practice (“Betriebliche Übung”)

15.1     The granting of options and the implementation of the SOP 2015 is the free and discretionary choice of the Company, constitutes a voluntary benefit and shall not give rise to any legal claim by a Beneficiary for the future, not even in the case of repeated granting.

15.2     Beneficiaries of the SOP 2015 do not have a right for the introduction of another option plan or any vesting of options in addition to those under the SOP 2015, even if the Company implements any other option plan or vests further options under any other option plan.

15.3     Vested options under this SOP 2015 do not affect the calculation of severance, premiums, royalties, pension plans or any other remuneration of the Beneficiary.

16.            Taxes, duties and social contributions

16.1     All taxes, social contributions, further duties and costs accrued by the Beneficiary in connection with its participation in the SOP 2015 or due to the distribution of profits shall be borne by each Beneficiary. Each

Beneficiary is obliged to pay taxes relating to the respective options granted/exercised under the SOP 2015 to the competent tax authorities, also in the course of tax audits or any other procedures. Each Beneficiary shall fully indemnify the Company in respect of all such liabilities and obligations against tax authorities.

16.2     The employer of the Beneficiary is entitled, if required by statutory law, to withhold wage tax or any other taxes or duties or social contributions to be paid by the Beneficiary. This applies even after termination of the employment of a Beneficiary with the Company, if the vested options granted are non-lapsable but not yet exercisable. The Company is entitled to demand the full cooperation of the Beneficiary even after his leave with respect to the withholding of taxes, social contributions, other duties and costs in connection with this SOP 2015. The Beneficiary undertakes to co-operate.

16.3     Withholdings mentioned above do not release the Beneficiary from his responsibility and obligation to pay all taxes, social contributions, further duties and costs being due and accruing in connection with his participation in the SOP 2015 or in connection with the distribution of profits.

17.            Notices

17.1     Notifications to the Company with respect to the terms of the SOP 2015 shall only be made to:

Nabriva Therapeutics AG

Corporate Human Resources

fax: +43 1 74093 1202

email: ralf.schmid@nabriva.com

17.2     Notifications by the Company to the Beneficiary relating to the SOP 2015 shall be made in writing (including email or fax) to each Beneficiary to the respective Beneficiary’s address last disclosed to the Company.

18.            Saving provisions

If any provision of this SOP 2015 in full or in part is or becomes invalid, this shall not affect the validity of all other provisions or the valid part of an invalid provision. To the extent legally possible, an agreement shall be made replacing the invalid provision by a provision which best meets the intent of the terms of the SOP 2015. The same applies to loopholes of the terms of the SOP 2015, which may arise in the course of implementation of the terms of the SOP 2015.

19.            Governing law and jurisdiction

The terms of the SOP 2015, its interpretation and all rights and obligations arising there from shall be governed by Austrian law, except for international private law and the UN Convention on Contracts for the International Sales of Goods. The courts of Vienna, Austria, shall, to the extent legally possible, have exclusive jurisdiction regarding all claims in connection with and the terms of the SOP 2015.

Annex:

./1               Definitions

./2               Accession Statement

./3               Exercise Notice

Annex ./1

I. Definitions

Bad Leaver Event	has the meaning ascribed thereto in Clause II.C.2

Insolvency

means the initiation of insolvency proceedings in regard to the assets of a Beneficiary, the dismissal of an application for insolvency due to a lack of assets or the initiation of private insolvency proceedings pursuant to secs. 181 et seq. of the Austrian Insolvency Code (“IO”) or any equivalent rule in any other relevant jurisdiction

Beneficiary

is any employee (for the avoidance of doubt including any member of the Management Board), member of the Supervisory Board of the Company or any other individual eligible to receive options hereunder, who receives an award of options

Company	Nabriva Therapeutics AG and its legal successors

Date of Participation	means the date on which an option is awarded and the recipient becomes a Beneficiary in this SOP 2015. A Beneficiary’s Date of Participation is set forth on the Beneficiary’s Accession Statement

Effective Date	has the meaning ascribed thereto in Clause II.C.9

Exercise Notice	has the meaning ascribed thereto in Clause II.A.3

Exercise Period	has the meaning ascribed thereto in Clause II.A.3

Exercise Price	has the meaning ascribed thereto in Clause II.A.2

Fair Market Value	shall, for each Share for purposes of the SOP 2015, be determined as follows:

(i) if the Shares are not publicly traded, the Management Board, subject to the approval of the Supervisory Board, will determine the Fair Market Value for purposes of the SOP 2015 on the basis of an enterprise value of the Company of US$148,045,201 as determined by the independent third-party expert evaluator Duff & Phelps B.V. as of March 31, 2015, and taking into account any measure of value it determines to be appropriate to reflect changes in the value of the Company since March 31, 2015 in a manner consistent with the valuation principles under Section 409A of the Internal Revenue Code;

(ii) if the Shares trade on a national securities exchange, the closing sale price (for the primary trading session) on the Date of Participation; or

(iii) if the Shares do not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website otcbb.com) on the Date of Participation.

For any date that is not a trading day, the Fair Market Value of a Share for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Management Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Internal Revenue Code.

The Management Board and Supervisory Board have, within the framework determined by the shareholders in this SOP 2015, sole discretion to determine the Fair Market Value for purposes of the SOP 2015, and all options are conditioned on the Beneficiary’s agreement that the Management Board’s and Supervisory Board’s determination is conclusive and binding even though others might make a different determination.

Good Leaver Event	has the meaning ascribed thereto in Clause II.B.5

Internal Revenue Code	means the United States Internal Revenue Code of 1986, as amended or any successor thereto

Liquidity Event	means:

(i) an exclusive license of or the sale, the lease or other disposal of all or substantially all of the assets of the Company;

(ii) a sale or other disposal (for the avoidance of doubt, the term disposal shall not include a pledge) in any transaction or series of transactions to which the Company is a party of 50% or more of the voting power of the Company, other than any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted, or a combination thereof;

(iii) a merger or consolidation of the Company with or into any third party, other than any merger or consolidation in which the shares of the Company immediately preceding such merger or consolidation continue to represent a majority of the voting power of the surviving entity immediately after the closing of such merger or consolidation; and

(iv) a liquidation, winding up or any other form of dissolution of the Company.

Management Board	means the management board (Vorstand) of the Company

Maternity Leave Employees	has the meaning ascribed thereto in Clause II. A

Overall Number of Options	has the meaning ascribed thereto in Clause II. A

Securities Act	means the United States Securities Act of 1933

Shares and each a Share	means the common shares of the Company issued from time to time

SOP 2015	has the meaning ascribed thereto in Clause I

Supervisory Board	means the supervisory board (Aufsichtsrat) of the Company

Vesting Period	has the meaning ascribed thereto in Clause II.A.1

Annex ./2

Form of Accession Statement

To:

Ms / Mr [•],

[address]

REF: SOP 2015 / Accession Statement

Dear Ms / Mr [•],

You will participate in this SOP 2015 with effect as of [•] (Participation Date).

As Participant in the SOP 2015 you will be granted options to acquire shares in the Company pursuant to this SOP 2015 in the amounts as set forth in the Vesting Table attached.

Nabriva Therapeutics AG:

DATE:

PARTICIPANT:

DATE:

Annex:

./       Vesting Table

Annex ./3

Form of Exercise Notice

To:

Nabriva Therapeutics AG

Corporate Human Resources

Leberstraße 20

1010 Vienna, Austria

REF: SOP 2015 / Exercise Notice

Dear Sirs,

I am a participant in the SOP 2015. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the SOP 2015. This is an Exercise Notice.

I hereby irrevocably declare to exercise [•] vested options granted to me [on •]

‰                When exercising the above number of options, I wish to acquire [•] Shares as determined in the vesting table attached to my Accession Statement at the Exercise Price per Share. Such Shares shall be delivered to my securities account no. [•] with [•] against payment in cash by me of the Exercise Price for each Share. I acknowledge that I must satisfy any applicable tax withholding (including social security contributions) resulting from the exercise of my options by making a cash payment to the Company (or otherwise in a manner as the Company may permit) before any Shares will be delivered to me.

‰                Whereas in the case of a Liquidity Event, (i) I acknowledge that in case of a distributable remainder the Company — in consideration of the Exercise Price — in its sole discretion may opt to provide me with Shares in the Company rather than with the cash amounts attributable to me according to the SOP 2015, (ii) I shall deposit the Exercise Price only upon notification by the Company that a distributable remainder exists, (iii) upon such notification, I shall deposit the Exercise Price within seven (7) business days.

I acknowledge that options have not been granted as remuneration or as a bonus for job performance but rather as a voluntary benefit to encourage motivation and solidarity with the Company and that I have no entitlement to any future comparable benefits.

Name

Date

ADDENDUM

with regard to the

Nabriva Therapeutics AG’s

Amended and Restated Stock Option Plan

dated 30 June 2015

PREAMBLE

WHEREAS, on 2 April 2015, the shareholders, Management Board and the Supervisory Board of Nabriva Therapeutics AG (Nabriva or the Company) resolved to implement a stock option plan under which the Company’s employees and members of the Management Board and the Supervisory Board are eligible to receive options to purchase Shares of the Company;

WHEREAS, on 30 June 2015, the shareholders of the Company resolved to amend the stock option plan so implemented by approving an amended and restated version of the stock option plan (the amended and restated plan, the SOP 2015); and

WHEREAS, on 22 July 2015, the shareholders of the Company resolved to amend the SOP 2015 and thus, the Company is interested in amending the SOP 2015 according to such shareholders’ resolution through this addendum to the SOP 2015 (the Addendum).

1.               INTERPRETATION

1.1        Definitions

Unless explicitly stated otherwise herein, all capitalized terms used in this Addendum shall have the meaning assigned to them in the SOP 2015.

1.2        Supplemental

Except as explicitly provided herein, the SOP 2015 shall remain in full force and effect, and the SOP 2015 together with this Addendum shall be read and construed as one document.

2.               AMENDMENTS TO THE SOP 2015

2.1        Amendments to Clause II. A

(1) Effective as of 22 July 2015, the first paragraph of Clause II. A (“II. Structure of the Stock Option Plan. A. Options”) of the SOP 2015 shall be deleted and replaced in its entirety by the following:

Subject to adjustment as set forth in Clause II.D.13 hereof, options (any or all of which may be in the form of Incentive Stock Options) may be granted and vested to all Beneficiaries (provided that only Company employees are eligible to receive Incentive Stock Options) under the SOP 2015 for up 95,000 Shares (the Overall Number of Options). The number of Shares subject to any option granted to a Beneficiary is set forth on such Beneficiary’s Accession Statement. If an option granted under the SOP 2015 expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or otherwise results in Shares not being issued, the unused Shares shall again be available for the grant of options (subject, however, in the case of Incentive Stock Options to any limitations of the Internal Revenue Code). Notwithstanding the date and duration of their participation herein and without prejudice to the provisions of this SOP 2015, no person (whether or not he or she is already a Beneficiary under the SOP 2015) shall be entitled to (further) options under this SOP 2015 once the Overall Number of Options are granted, taking into account any permitted share recycling as set forth herein, unless the shareholders of Nabriva resolve upon an increase of the Overall Number of Options.

(2) Effective as of the closing of an initial public offering of the Company, the Overall Number of Options shall be increased to 177,499 Shares.

2.2        Amendment to Clause II. C.9.2

Clause II. C.9.2 shall be deleted and replaced in its entirety by the following:

No options shall be granted under the SOP 2015 after the expiration of 10 years from 22 July 2015, but options previously granted may extend beyond that date.

2.3        Amendment to Clause II. D.12.1

The following provision shall be added to the end of Clause II. D.12.1:

(v)              shall have any liability to a Beneficiary or any other party, if an option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option into an option that no longer qualifies as an Incentive Stock Option.

2.4        Amendment to Clause II. D.13.1

Clause II. D.13.1 shall be deleted and replaced in its entirety by the following:

If, during the term of the SOP 2015, changes to the capital of the Company or restructuring measures have an effect on the capital of the Company, such as a stock split or reverse split of stocks, (together Stock Adjustments), the Company is entitled to adjust (i) the number and class of securities available under the SOP 2015 and (ii) the price or the amount of the options respectively, to the extent necessary to compensate changes in value (but not a dilution of shareholding) resulting from any Stock Adjustments. For the avoidance of doubt, this Clause II.D.13 shall not apply to measures, such as future financing rounds, in which new shareholders of the Company are introduced.

2.5        Amendment to Annex ./1 I. Definitions:

(1) The definition of “Company” shall be deleted and replaced in its entirety by the following:

Company

has the meaning ascribed thereto in Clause I.(A); provided that the meaning of Company shall also include Nabriva’s legal successors and, except where the context otherwise requires, Nabriva’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Supervisory Board.

(2) The following new definition shall be added:

Incentive Stock Options	means options that are “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code.

SECOND ADDENDUM

with regard to the

Nabriva Therapeutics AG’s

Amended and Restated Stock Option Plan

dated 25 August 2016

PREAMBLE

WHEREAS, on 2 April 2015, the shareholders, Management Board and the Supervisory Board of Nabriva Therapeutics AG (Nabriva or the Company) resolved to implement a stock option plan under which the Company’s employees and members of the Management Board and the Supervisory Board are eligible to receive options to purchase Shares of the Company;

WHEREAS, on 30 June 2015, the shareholders of the Company resolved to amend the stock option plan so implemented by approving an amended and restated version of the stock option plan (the amended and restated plan, the SOP 2015);

WHEREAS, on 22 July 2015, the shareholders of the Company resolved to amend the SOP 2015 and thus, the SOP 2015 was amended through the Addendum to the SOP dated 30 June 2015 regarding an increase in the Overall Number of Options and the ability of the Company to grant Incentive Stock Options (the First Addendum); and

WHEREAS, on 25 August 2016, the shareholders of the Company resolved to further amend the SOP 2015 according to the shareholders’ resolution through this second addendum to the SOP 2015 (the Second Addendum).

1.             INTERPRETATION

1.1          Definitions

Unless explicitly stated otherwise herein, all capitalized terms used in this Addendum shall have the meaning assigned to them in the SOP 2015.

1.2          Supplemental

Except as explicitly provided herein, the SOP 2015 shall remain in full force and effect, and the SOP 2015 together with this Addendum shall be read and construed as one document.

2.             AMENDMENTS TO THE SOP 2015

2.1          Amendments to Clause II. A

Effective as of 25 August 2016, the Overall Number of Options shall be increased to 343,899 Shares.

2.2          Amendment to Clause II. A.1

The following new Clause 1.4 shall be added:

Notwithstanding Section 1.1 hereof, options shall be granted to members of the Supervisory Board pursuant to the then-applicable shareholder-approved Supervisory Board Compensation Policy, shall vest as described in such Supervisory Board Compensation Policy and shall otherwise be subject to the terms and conditions applicable to options granted under the SOP 2015. For the avoidance of doubt, options granted to members of the Supervisory Board outside of the shareholder-approved Supervisory Board Compensation Policy shall be subject to all applicable terms and conditions of the SOP 2015, including Section 1.1 hereof.

THIRD ADDENDUM

with regard to

Nabriva Therapeutics AG’s

Amended and Restated Stock Option

Plan

dated 30 June 2015

PREAMBLE

WHEREAS, on 2 April 2015, the shareholders, Management Board and the Supervisory Board of Nabriva Therapeutics AG (Nabriva or the Company) resolved to implement a stock option plan under which the Company’s employees and members of the Management Board and the Supervisory Board are eligible to receive options to purchase Shares of the Company;

WHEREAS, on 30 June 2015, the shareholders of the Company resolved to amend the stock option plan so implemented by approving an amended and restated version of the stock option plan (the amended and restated plan, the SOP 2015);

WHEREAS, on 22 July 2015, the shareholders of the Company resolved to amend the SOP 2015 and thus, the SOP 2015 was amended through the Addendum to the SOP dated 30 June 2015 (the First Addendum); and

WHEREAS, on 25 August 2016, the shareholders of the Company resolved to further amend the SOP 2015 according to the shareholders’ resolution through a second addendum to the SOP 2015 deleted 25 August 2016 (the Second Addendum).

WHEREAS on or around 13 and 14 April 2017, the Supervisory Board and the Management Board resolved to further amend the SOP 2015 (the Third Addendum) such amendments as are set out in this Third Addendum to be conditional on completion of the proposed exchange of Common Shares and ADS’s in the Company for Nabriva Therapeutics plc Ordinary Shares.

1.             INTERPRETATION

1.1          Definitions

Unless explicitly stated otherwise herein, all capitalized terms used in this Addendum shall have the meaning assigned to them in the SOP 2015.

1.2          Supplemental

Except as explicitly provided in the First Addendum, the Second Addendum and herein, the SOP 2015 shall remain in full force and effect, and the SOP 2015 together with the First Addendum, Second Addendum and this Third Addendum shall be read and construed as one document.

2.             AMENDMENTS TO THE SOP 2015

2.1          Amendments to Clause II 1.1

The existing clause 1.1 shall be amended so that references to the “Supervisory Board” are changed to “Board” and references to the “Management Board” are changed to “Committee”.

2.2          Amendment to Clause II 2.1

The existing clause 2.1 shall be deleted in its entirety and replaced with the following new clause 2.1:

The exercise price for an option should be equal to 100% of the Fair Market Value per Share on the Date of Participation (Exercise Price). If the Board or Committee, or shareholders, as the case may be, approve the grant of an option with an Exercise Price to be determined on a future date, the Exercise Price shall be equal to 100% of the Fair Market Value on such future date provided however that in all cases the Exercise Price to be paid is not less than the nominal value of a Share.

2.3          Amendment to Clause II 2.1

Clause 2.3 shall be amended by the inclusion of the following words after Exercise Price;

“subject to compliance with Irish law”.

2.4          Amendment to Clause II A 3.2

Clause 3.2 shall be amended by replacing any references to “Management Board” with “Board” and “Supervisory Board” with “Committee”.

2.5          Amendment to Clause II A 3.5

A new Clause 3.5 shall be added as follows:

In order to exercise a vested option, a Beneficiary must pay the applicable amount of the Exercise Price for the Shares by one of the following means in such manner and form as the Administrator may require from time to time, with such payment option(s) to be determined in the sole and absolute discretion of the Administrator and as specifically set forth in the applicable Accession Statement:

(i)             delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Company in its discretion;

(ii)          a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the Company;

(iii)       subject to such limits as the Company may impose from time to time, tender (via actual delivery or attestation) to the Company of other Shares of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;

(iv)      subject to such limits as the Company may impose from time to time, net share settlement;

(v)         any other method approved by the Company; or

(vi)      any combination of the foregoing.

Save that in respect of Beneficiaries who are not employees or executive directors of the Group, only the methods at 3.5 (i) and 3.5 (ii) may be utilised.

2.6          Amendment to Clause II B 5.1

The references in Clause 5.1 subsection vii, viii and ix to “Managing Board” or “Supervisory Board” shall be replaced by reference to “Board”.

2.7          Amendment to Clauses II B 6.1 and 6.2

The entirety of Clauses 6.1 and 6.2 shall be deleted and replaced in their entirety by the following:

If a Beneficiary’s service or employment relationship with the Group ends during the term of the SOP 2015 due to an event other than a Good Leaver Event (a “Bad Leaver Event”), all options of the Beneficiary vested but not exercised at the time a Bad Leaver Event occurs shall be forfeited and the SOP 2015 may be terminated in respect of that Beneficiary. In the event that a Director is not re-elected to the Board at an annual general meeting, this shall not constitute a Bad Leaver Event, except for cases where the non re-election is justified by the behaviour of the Director.

The Committee may within its discretion decide whether to grant to a Beneficiary advantages as from a Good Leaver event even though the end of a Beneficiary’s service or employment relationship constitutes a Bad Leaver Event as described in this clause 11.B.6.

2.8          Amendment to Clauses II C 10.1 and 10.2

The entirety of Clauses 10.1 and 10.2 shall be deleted and replaced in their entirety by the following:

The Board, Committee or shareholders, as the case may be, may amend, modify or terminate any outstanding option. The Beneficiary’s consent to such action shall be required unless (i) the Board, Committee or shareholders, as the case may be, determine that the action, taking into account any related action, does not materially and adversely affect the Beneficiary’s rights under the SOP 2015 or (ii) the change is permitted wider Clause II.D.13.

The Board or the Committee may amend, suspend or terminate the SOP 2015 or any portion thereof at any time; provided that if at any time the approval of the Company’s shareholders is required, including by application Irish law, the Board or the Committee may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the SOP 2015 adopted in accordance with this Clause II.C.10.2 shall apply to, and be binding on the Beneficiaries of, all options outstanding under the SOP 2015 at the time the amendment is adopted, provided the Board or the Committee or shareholders, as the case may be, determine that such amendment, taking into account any related action, does not materially and adversely affect the rights of Beneficiaries under the SOP 2015.

2.9          Amendment to Clause II C.11

The entirety of the Clause entitled “Termination” shall be deleted.

2.10        Amendment to Clause II D.19

The provisions of the paragraph entitled “Governing law and Jurisdiction” shall be deleted and replaced in its entirety by the following:

The terms of the SOP 2015, its interpretation and all rights and obligations arising there from shall be governed by Irish law. The courts of Ireland shall, to the extent legally possible, have exclusive jurisdiction regarding all claims in connection with the SOP and the terms of the SOP 2015.

2.11        Amendment to Section D, Clause 13.2

Clause 13.2 shall be amended by replacing any references to “Management Board” with “Board” and “Supervisory Board” with “Committee”.

2.12        Amendments to Sections D, Clause 17.1

Clause 17.1 shall be amended by replacing the notification contact details with the following:

Nabriva Therapeutics AG

Mihovil Spoljaric

Email: mihovil.spoljaric@nabriva.com

2.13        Amendments to Annex 1 I Definitions

The following new definitions shall be added Annex I “Definitions”

Board                                                              means the board of directors for the time being of the Company or the directors present at a duly convened meeting of the board of the Company at which a quorum is present or a duly constituted committee of the Board.

Committee                                   means a duly constituted committee of the Board constituted to consider and review the remuneration and compensation of directors and employees of the Group.

Group                                                              means the Company and its Subsidiaries.

Subsidiary                                       means any company which is, for the time being, a subsidiary of the Company within the meaning of Section 7 of the Companies Act, 2014

The definition of “Beneficiary” shall be amended as follows:

Beneficiary is any employee (for the avoidance of doubt including any member of the Board or any other individual eligible to receive options hereunder, who receives an award of options.

The definition of “Company” shall be amended as follows:

Company means Nabriva Therapeutics plc and its legal successors and, except where the context otherwise requires, the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Management Board.

The definition of Insolvency shall be amended as follows:

Means the initiation of insolvency proceedings in regard to the assets of a Beneficiary, the dismissal of an application for insolvency due to a lack of assets on the initiation of private insolvency proceedings pursuant to applicable law in the relevant jurisdiction or any equivalent rule in any other relevant jurisdiction.

The definition of “Shares” shall be amended as follows:

Shares and each a Share means the ordinary shares of the Company issued from time to time.

2.14        Amendments to Annex 2 — Form of Accession Statement

The following shall replace Annex 2 in its entirety:

Form of Accession Statement

To: Mihovil Spoljaric (Mihovil.spoljaric@nabriva.com)

REF: SOP 2015 / Accession Statement

Dear Ms / Mr [•],

You will participate in this SOP 2015 with effect as of [•] (Participation Date).

As Participant in the SOP 2015 you will be granted options to acquire shares in the Company pursuant to this SOP 2015 in the amounts as set forth in the Vesting Table attached.

You may exercise your options by:

(i)                                     delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the [Company] in its discretion;

(ii)                                  a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the [Company];

(iii)                               subject to such limits as the [Company] may impose from time to time, tender (via actual delivery or attestation) to the Company of other Shares of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;

(iv)                              subject to such limits as the [Company] may impose from time to time, net share settlement;

(v)                                 any other method approved by the [Company]; or

(vi)                              any combination of the foregoing(1).

Nabriva Therapeutics Plc:

DATE:

PARTICIPANT:

DATE:

(1) Note: Specific exercise provisions to be included on a grant by grant basis as approved by Company. Note that only the alternatives at (i) and (ii) will be available to beneficiaries who are not employees or executive directors of the Company.

2.15        Amendments to Annex 3 — Form of Exercise Notice

The following shall replace Annex 3 in its entirety:

Form of Exercise Notice

To: Mihovil Spoljaric (Mihovil.spoljaric@nabriva.com)

REF: SOP 2015 / Exercise Notice

Dear Sirs,

I am a participant in the SOP 2015. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the SOP 2015. This is an Exercise Notice.

I hereby irrevocably declare to exercise [•] vested options granted to me [on •]

•                  When exercising the above number of options, I wish to acquire [•] Shares as determined in the vesting table attached to my Accession Statement at the Exercise Price per Share. Such Shares shall be delivered to my securities account no. [•] with [•] against payment in cash (or such consideration as permitted by my Accession Statement) by me of the Exercise Price for each Share. I acknowledge that I must satisfy any applicable tax withholding (including social security contributions) resulting from the exercise of my options by making a cash payment(2) to the Company (or otherwise in a manner as the Company may permit) before any Shares will be delivered to me.

•                  Whereas in the case of a Liquidity Event, (i) I acknowledge that in case of a distributable remainder the Company — in consideration of the Exercise Price — in its sole discretion may opt to provide me with Shares in the Company rather than with the cash amounts attributable to me according to the SOP 2015, (ii) I shall deposit the Exercise Price only upon notification by the Company that a distributable remainder exists, (iii) upon such notification, I shall deposit the Exercise Price within seven (7) business days.

I acknowledge that options have not been granted as remuneration or as a bonus for job performance but rather as a voluntary benefit to encourage motivation and solidarity with the Company and that I have no entitlement to any future comparable benefits.

Name

Date

(2) Note: Confirm that value of vested options not to be used to assist with tax liability.